UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 28, 2025

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 478-9200
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on March 5, 2024, Nuveen Churchill Direct Lending Corp. (the “Company”) entered into a share repurchase plan (the “Company 10b5-1 Plan”), pursuant to which the Company could purchase up to $99,275,000 in the aggregate of outstanding shares of the Company’s common stock (the “Common Stock”) in the open market at prices below its net asset value per share over a specified period. The Company 10b5-1 Plan was set to terminate on March 29, 2025, 12-months from the effective date of the Company 10b5-1 Plan. On March 28, 2025, the Company’s board of directors approved, and the Company entered into, an amendment to (a) extend the Company 10b5-1 Plan for an additional 12-month period, and (b) amend certain terms of the Company 10b5-1 Plan as set forth in the guidelines pursuant to which BofA Securities, Inc., as agent, repurchases shares of the Common Stock. As a result of the foregoing, the Company 10b5-1 Plan will terminate upon the earliest to occur of (i) 12-months from March 29, 2025 (tolled for periods during which the Company 10b5-1 Plan is suspended), (ii) the end of the trading day on which the aggregate purchase price for all shares of the Common Stock purchased under the Company 10b5-1 Plan equals $99,275,000, and (iii) the occurrence of certain other events described in the Company 10b5-1 Plan. Any purchase of the shares pursuant to the Company 10b5-1 Plan are conducted in accordance with the guidelines and conditions of Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN CHURCHILL DIRECT LENDING CORP.

By:	/s/ Kenneth J. Kencel
Name:	Kenneth J. Kencel
Title:	Chief Executive Officer and President
Date: March 28, 2025